UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 15, 2008

International Star, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28861	86-0876846
(Commission File Number)	(IRS Employer Identification No.)

1818 Marshall Street
Shreveport, Louisiana 71101
318-464-8687
(Address and telephone number of principal executive offices and place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Star, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

APPOINTMENT OF DIRECTOR

On January 15, 2008, our Board of Director’s appointed Dr. Joe Crosby Rice to serve as a member of our Board.  Dr. Rice does not receive any compensation for serving as a director.

Biographical Information

Joe Crosby Rice, M.D.  was appointed as a director in January 2008.  Dr. Rice is a physician who has practiced radiology in New Orleans and Shreveport, Louisiana since 1989.  Prior to commencing his radiology practice, Dr. Rice served as a United Methodist minister.  Dr. Rice is a member of Omicron Delta Kappa and has been a clinical instructor of radiology, an acting chief of radiology and served on a hospital ethics board.  Dr. Rice received a Bachelor of Arts degree in philosophy from Centenary College of Louisiana in 1969, earned a Master of Divinity degree from the Duke University Divinity School in 1972 and a Doctor of Medicine degree from the Louisiana State School of Medicine in Shreveport in 1982.

Related Party Transactions

Since the beginning of our last fiscal year, we have not engaged in any transactions and are not party to any proposed transactions in which Mr. Rice had or is to have a direct or indirect material interest.

SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Star, Inc.

By: /S/ JACQULYN B. WINE
Jacqulyn B. Wine, Secretary & Treasurer
Dated:   January 17, 2008

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